Exhibit 99.1

Comtech Telecommunications Corp. Announces Fred Kornberg’s Return to CEO Role,
Names New COO Hire and Other Management Changes

MELVILLE, N.Y. - September 29, 2016 - Comtech Telecommunications Corp. (NASDAQ:CMTL) announced today that Comtech’s Chairman of the Board, Fred Kornberg, will immediately resume his role as Chief Executive Officer (“CEO”) and President and that its current CEO and President, Dr. Stanton D. Sloane, is departing the Company and also resigning from Comtech’s Board of Directors. The Company also announced that Michael Galletti has been appointed to the newly created role of Chief Operating Officer (“COO”).

“With the acquisition of TeleCommunication Systems, Inc. (“TCS”) completed and its integration with Comtech well underway, I am excited about Comtech’s trajectory,” said Fred Kornberg. “I thank Stan for his efforts during an important time of the Company’s development. Additionally, I am pleased that Mr. Galletti has joined Comtech in the role of COO. Michael will work closely with me, our Chief Financial Officer and our entire business group management team, with a focus on execution and operational discipline. He has deep knowledge of our industry and shares my entrepreneurial vision. I believe he is the right individual to help us achieve sustainable success and build long-term value for our shareholders.”

Further, in order to improve operating efficiencies in its Government Solutions segment and better align Comtech’s resources with its competitive strengths, the Company announced that Richard Burt, Senior Vice President of Comtech and President of Comtech Systems, Inc., will also lead TCS’s legacy command and control technology group and Comtech’s legacy mobile data communications group and further consolidate such operations. Comtech’s Government Solutions segment serves large U.S. and foreign government end-users that require mission critical technologies and systems.

Mr. Kornberg added, “I believe that the organizational change in our Government Solutions segment will allow us to focus our business development and marketing efforts on delivering more profitable and integrated advanced communication solutions, focusing less on large commodity-based service opportunities.”

In conclusion, Mr. Kornberg said, “I look forward to discussing all of these exciting changes as well as our business and financial results on October 7, 2016 during our fourth quarter and fiscal 2016 year-end conference call.

Mr. Galletti joins Comtech with 32 years of experience in the aerospace & defense industry where he ran international and domestic business units in tactical and strategic communication systems, electronic warfare and radar development and production programs for Northrop Grumman and Harris Corporation. Mr. Galletti received his Bachelor of Science Electrical Engineering from NY Institute of Technology and his MBA from University of Maryland.

Mr. Burt has had a distinguished career at Comtech and has been a Senior Vice President of Comtech since 1998 and has served as President of Comtech Systems, Inc. since 1989. Prior to that, Mr. Burt served as Vice President of Comtech Systems, Inc. since its founding in 1984. Mr. Burt first joined Comtech in 1979.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL

Media:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
631-962-7000
info@comtechtel.com